 FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP
ANNOUNCES THIRD QUARTER EARNINGS

October 30, 2015 - Honesdale, Pennsylvania

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank, announced earnings for the three months ended September 30, 2015 of $1,777,000.  This represents a $341,000 decrease from the $2,118,000 earned in the same three-month period of 2014 due to a reduced level of gains from securities sales and a $300,000 increase in the provision for loan losses.  Earnings per share (fully diluted) were $.48 in the 2015 period, decreasing from the $.58 earned in the similar period of last year.  Net income for the nine months ended September 30, 2015 totaled $5,781,000, which is $335,000 lower than the same period of 2014 primarily due to an additional $500,000 provision to the allowance for loan losses.  Earnings per share (fully diluted) for the nine months ended September 30, 2015 totaled $1.57 per share compared to $1.68 per share in the 2014 period.  The annualized return on average assets and average equity for the nine month period was 1.05% and 7.65%, respectively.

Total assets as of September 30, 2015 were $749.3 million with loans receivable of $543.5 million, deposits of $571.3 million and stockholders’ equity of $101.9 million.  Total assets have increased $31.1 million during the past twelve months due primarily to growth in loans which increased $42.7 million, including a $31.0 million increase in commercial lending.  Total deposits increased $23.0 million over the past twelve months including a $13.0 million increase in non-interest bearing demand deposits.  Stockholders’ equity increased $4.5 million over the past year due principally to the retention of earnings and an increase in accumulated other comprehensive income.

Non-performing assets, which include non-performing loans and foreclosed real estate owned, totaled $10.5 million or 1.40% of total assets as of September 30, 2015 compared to $12.1 million or 1.62% of assets as of June 30, 2015 and $10.9 million or 1.52% of total assets as of September 30, 2014.  Net charge-offs were $921,000 for the quarter and totaled $1,889,000 for the nine months ended September 30, 2015 compared to $380,000 and $1,317,000, respectively, for the similar periods in 2014.  Based on management’s analysis, the Company added $720,000 and $1,760,000 to the allowance for loan losses for the three and nine month periods ended September 30, 2015, respectively, compared to $420,000 and $1,260,000, respectively, for the similar periods in 2014.  The increase in the provision for loan losses reflects the higher level of charge-offs in 2015 as well as growth of the loan portfolio.  The allowance for loan losses totaled $5,747,000 as of September 30, 2015 and represented 1.06% of total loans, compared to $5,651,000 as of September 30, 2014 and 1.13% of total loans.

For the three months ended September 30, 2015, net interest income, on a fully taxable equivalent basis (fte), totaled $6,413,000, which represents a decrease of $54,000 compared to the similar period in 2014.  Net interest margin (fte) for the 2015 period was 3.68% compared to 3.92% for the similar period in 2014 due primarily to a 32 basis point decrease in average loan yields reflecting growth and repricing at current market rates.  Net interest income (fte) for the nine months ended September 30, 2015 totaled $19,405,000, a decrease of $13,000 compared to the similar period in 2014.  Net interest margin (fte) year-to-date for the 2015 period was 3.76% compared to 3.91% in 2014.

Other income for the three months ended September 30, 2015 totaled $1,071,000 compared to $1,262,000 for the similar period in 2014.  The decrease was due to reduced gains on the sales of investment securities during the period.  For the nine months ended September 30, 2015, other income totaled $3,483,000 compared to $3,783,000 in the 2014 period.  Gains on the sales of investment securities totaled $508,000 on sales of $28.3 million for the 2015 year-to-date period compared to $904,000 on sales of $38.2 million in the corresponding 2014 period.  Excluding gains from the sales of securities, other income improved $96,000 over the first nine months of 2014.

Other expenses totaled $4,070,000 for the three months ended September 30, 2015, compared to $4,124,000 in the similar period of 2014.  Foreclosed real estate costs decreased $224,000 compared to the same three-month period of last year.  For the nine months ended September 30, 2015, other expenses totaled $12,425,000 compared to $12,729,000 for the similar period in 2014, a decrease of $304,000, which includes a $297,000 decrease in foreclosed real estate costs.  All other operating expenses decreased $7,000, net.

Mr. Critelli commented, “Our earnings in 2015 have been impacted by credit quality issues resulting from the extended period of stress on our local economy and lower real estate values.  Working with borrowers experiencing cash flow problems will remain a top priority as we make our way through this challenging economic environment.  The ongoing low level of interest rates and the competitive lending environment also continue to place pressure on our net interest margin; however, our year-to-date margin and our capital levels remain well above peer and operating expenses are well controlled.  We look forward to serving our growing base of stockholders and customers, as the local economy in Northeast Pennsylvania recovers from the extended economic downturn.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates fifteen offices in Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the ability to control costs and expenses, demand for real estate, government fiscal policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which are non-GAAP (Generally Accepted Accounting Principles) financial measures.  Tax-equivalent interest income and net interest income are derived from GAAP interest income and net interest income using an assumed tax rate of 34%.  We believe the presentation of interest income and net interest income on a tax–equivalent basis ensures comparability of interest income and net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended September 30		Nine months ended September 30
	2015	2014	2015	2014
Net interest income	$6,053	$6,154	$18,409	$18,454
Tax equivalent basis adjustment using 34% marginal tax rate	360	313	996	964
Net interest income on a fully taxable equivalent basis	$6,413	$6,467	$19,405	$19,418

Contact: William S. Lance
    Executive Vice President &
                   Chief Financial Officer
    NORWOOD FINANCIAL CORP
    570-253-8505
                   www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	September 30
	2015	2014
ASSETS
Cash and due from banks	$11,164	$13,105
Interest-bearing deposits with banks	552	158
Cash and cash equivalents	11,716	13,263

Securities available for sale	153,305	158,701
Loans receivable	543,536	500,844
Less: Allowance for loan losses	5,747	5,651
Net loans receivable	537,789	495,193
Regulatory stock, at cost	2,488	3,210
Bank premises and equipment, net	6,503	6,825
Bank owned life insurance	18,686	18,143
Foreclosed real estate owned	1,345	4,962
Accrued interest receivable	2,499	2,367
Goodwill	9,715	9,715
Other intangible assets	309	418
Deferred tax asset	3,345	3,691
Other assets	1,629	1,725
TOTAL ASSETS	$749,329	$718,213

LIABILITIES
Deposits:
Non-interest bearing demand	$115,313	$102,343
Interest-bearing	456,040	445,995
Total deposits	571,353	548,338
Short-term borrowings	41,546	44,704
Other borrowings	29,162	22,592
Accrued interest payable	996	975
Other liabilities	4,332	4,197
TOTAL LIABILITIES	647,389	620,806

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2015: 3,718,018 shares, 2014: 3,708,718 shares	372	371
Surplus	35,310	35,143
Retained earnings	66,431	63,637
Treasury stock, at cost: 2015: 33,299 shares, 2014: 63,019 shares	(894)	(1,673)
Accumulated other comprehensive income (loss)	721	(71)
TOTAL STOCKHOLDERS' EQUITY	101,940	97,407

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$749,329	$718,213

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
INTEREST INCOME
Loans receivable, including fees	$5,958	$5,972	$17,943	$17,885
Securities	911	968	2,884	2,981
Other	3	1	15	3
Total Interest income	6,872	6,941	20,842	20,869

INTEREST EXPENSE
Deposits	611	600	1,833	1,852
Short-term borrowings	19	19	47	62
Other borrowings	189	168	553	501
Total Interest expense	819	787	2,433	2,415
NET INTEREST INCOME	6,053	6,154	18,409	18,454
PROVISION FOR LOAN LOSSES	720	420	1,760	1,260
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,333	5,734	16,649	17,194

OTHER INCOME
Service charges and fees	595	587	1,789	1,746
Income from fiduciary activities	126	125	341	328
Net realized gains on sales of securities	63	301	508	904
Gains (losses) on sales of loans, net	13	(15)	43	50
Earnings and proceeds on life insurance policies	167	170	497	514
Other	107	94	305	241
Total other income	1,071	1,262	3,483	3,783

OTHER EXPENSES
Salaries and employee benefits	2,175	2,028	6,383	6,364
Occupancy, furniture and equipment	473	505	1,571	1,601
Data processing related	247	240	682	680
Taxes, other than income	175	161	525	488
Professional fees	140	136	447	475
FDIC Insurance assessment	119	104	278	320
Foreclosed real estate owned	47	271	436	733
Other	694	679	2,103	2,068
Total other expenses	4,070	4,124	12,425	12,729

INCOME BEFORE TAX	2,334	2,872	7,707	8,248
INCOME TAX EXPENSE	557	754	1,926	2,132
NET INCOME	$1,777	$2,118	$5,781	$6,116

Basic earnings per share	$0.48	$0.58	$1.57	$1.68

Diluted earnings per share	$0.48	$0.58	$1.57	$1.68

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended September 30	2015	2014

Net interest income	$6,053	$6,154
Net income	1,777	2,118

Net interest spread (fully taxable equivalent)	3.53%	3.78%
Net interest margin (fully taxable equivalent)	3.68%	3.92%
Return on average assets	0.95%	1.18%
Return on average equity	6.95%	8.62%
Basic earnings per share	$0.48	$0.58
Diluted earnings per share	$0.48	$0.58

For the Nine Months Ended September 30

Net interest income	$18,409	$18,454
Net income	5,781	6,116

Net interest spread (fully taxable equivalent)	3.62%	3.77%
Net interest margin (fully taxable equivalent)	3.76%	3.91%
Return on average assets	1.05%	1.15%
Return on average equity	7.65%	8.53%
Basic earnings per share	$1.57	$1.68
Diluted earnings per share	$1.57	$1.68

As of September 30

Total assets	$749,329	$718,213
Total loans receivable	543,536	500,844
Allowance for loan losses	5,747	5,651
Total deposits	571,353	548,338
Stockholders' equity	101,940	97,407
Trust assets under management	127,815	132,652

Book value per share	$27.42	$26.30
Equity to total assets	13.60%	13.56%
Allowance to total loans receivable	1.06%	1.13%
Nonperforming loans to total loans	1.69%	1.18%
Nonperforming assets to total assets	1.40%	1.52%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014
ASSETS
Cash and due from banks	$11,164	$8,505	$7,658	$8,081	$13,105
Interest-bearing deposits with banks	552	11,937	11,969	4,295	158
Cash and cash equivalents	11,716	20,442	19,627	12,376	13,263

Securities available for sale	153,305	151,304	155,674	156,395	158,701
Loans receivable	543,536	538,870	518,961	501,135	500,844
Less: Allowance for loan losses	5,747	5,947	6,007	5,875	5,651
Net loans receivable	537,789	532,923	512,954	495,260	495,193
Regulatory stock, at cost	2,488	2,240	1,838	1,714	3,210
Bank owned life insurance	18,686	18,551	18,417	18,284	18,143
Bank premises and equipment, net	6,503	6,555	6,632	6,734	6,825
Foreclosed real estate owned	1,345	1,382	1,698	3,726	4,962
Goodwill and other intangibles	10,024	10,049	10,076	10,104	10,133
Other assets	7,473	8,075	7,443	7,042	7,783
TOTAL ASSETS	$749,329	$751,521	$734,359	$711,635	$718,213

LIABILITIES
Deposits:
Non-interest bearing demand	$115,313	$107,610	$101,423	$98,064	$102,343
Interest-bearing deposits	456,040	468,004	468,783	461,880	445,995
Total deposits	571,353	575,614	570,206	559,944	548,338
Other borrowings	70,708	71,053	58,388	47,895	67,296
Other liabilities	5,328	4,936	5,314	4,755	5,172
TOTAL LIABILITIES	647,389	651,603	633,908	612,594	620,806

STOCKHOLDERS' EQUITY	101,940	99,918	100,451	99,041	97,407

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$749,329	$751,521	$734,359	$711,635	$718,213

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	September 30	June 30	March 31	December 31	September 30
Three months ended	2015	2015	2015	2014	2014
INTEREST INCOME
Loans receivable, including fees	$5,958	$5,924	$6,061	$5,954	$5,972
Securities	911	950	1,023	940	968
Other	3	8	4	4	1
Total interest income	6,872	6,882	7,088	6,898	6,941

INTEREST EXPENSE
Deposits	611	618	604	611	600
Borrowings	208	215	177	182	187
Total interest expense	819	833	781	793	787
NET INTEREST INCOME	6,053	6,049	6,307	6,105	6,154
PROVISION FOR LOAN LOSSES	720	420	620	420	420
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,333	5,629	5,687	5,685	5,734

OTHER INCOME
Service charges and fees	595	622	572	604	587
Income from fiduciary activities	126	109	105	109	125
Net realized gains on sales of securities	63	134	311	265	301
Gains (losses) on sales of loans, net	13	12	18	82	(15)
Earnings and proceeds on life insurance policies	167	166	165	171	170
Other	107	90	108	96	94
Total other income	1,071	1,133	1,279	1,327	1,262

OTHER EXPENSES
Salaries and employee benefits	2,175	2,071	2,137	2,252	2,028
Occupancy, furniture and equipment, net	473	542	556	516	505
Foreclosed real estate owned	47	232	158	822	271
FDIC insurance assessment	119	65	95	100	104
Other	1,256	1,258	1,241	1,307	1,216
Total other expenses	4,070	4,168	4,187	4,997	4,124

INCOME BEFORE TAX	2,334	2,594	2,779	2,015	2,872
INCOME TAX EXPENSE	557	631	738	474	754
NET INCOME	$1,777	$1,963	$2,041	$1,541	$2,118

Basic earnings per share	$0.48	$0.53	$0.55	$0.42	$0.58

Diluted earnings per share	$0.48	$0.53	$0.55	$0.42	$0.58

Book Value per share	$27.42	$27.40	$27.38	$26.30	$26.30

Return on average equity (annualized)	6.95%	7.80%	8.22%	6.17%	8.62%
Return on average assets (annualized)	0.95%	1.06%	1.15%	0.86%	1.18%

Net interest spread (fte)	3.53%	3.53%	3.80%	3.72%	3.78%
Net interest margin (fte)	3.68%	3.68%	3.94%	3.87%	3.92%

Allowance for loan losses to total loans	1.06%	1.10%	1.16%	1.17%	1.13%
Net charge-offs to average loans (annualized)	0.68%	0.37%	0.39%	0.16%	0.30%
Nonperforming loans to total loans	1.69%	2.00%	1.11%	1.12%	1.18%
Nonperforming assets to total assets	1.40%	1.62%	1.01%	1.31%	1.52%